                                                              EXHIBIT 99.1
                                                              ------------


FOR IMMEDIATE RELEASE            Contact:  David E. Bosher
                                           Senior Vice President and CFO
                                 (804) 287-5685

            CADMUS COMMUNICATIONS EXTENDS POSITIVE TREND IN EARNINGS

                 FOURTH QUARTER EARNINGS TOTAL $0.37 PER SHARE
                   BEFORE RESTRUCTURING AND ONE-TIME CHARGES

RICHMOND, VA (Aug. 2, 2000) -- Cadmus Communications Corporation (Nasdaq/NM:
CDMS) today announced earnings for the fourth fiscal quarter of $3.3 million, or $0.37 per share, before restructuring and one-time charges. Financial highlights for the quarter and fiscal year ended June 30, 2000, included the following:

        o Net sales reached a record in fiscal 2000 of $496.3 million, up 12% from the prior year;
        o Operating income before restructuring and one-time charges rose 12% in the fourth quarter, and operating margins rose to 9.8% of sales;
        o Cash flow totaled $8.0 million in the fourth quarter, bringing full-year cash flow to $31.2 million;
        o Total debt (adjusted for the impact of securitization) declined $3.0 million in the fourth quarter, bringing the full-year reduction in debt to $30.0 million; and
        o EBITDA, adjusted for restructuring and one-time charges, rose 38% to $68.9 million for the year.

"We ended fiscal 2000 with the highest quarterly earnings for the year, continued improvement in operating margins, and strong cash flow," commented Bruce V. Thomas, Cadmus' president and chief executive officer. "Our financial results for the fourth period were again aided by increased sales from our professional communications business and a reduced cost structure resulting from our restructuring actions. The positive impact on earnings from these factors was offset somewhat by both higher short-term interest rates and by an industry-wide slowdown in the specialty packaging portion of our business."

Commenting on the fiscal year, Thomas stated, "In fiscal 2000, we successfully integrated Mack, our largest acquisition to date, and completed our restructuring plan in line with our initial estimates. In addition, our financial performance included much improved operating margins, strong cash flow, meaningful debt reduction, sustained growth from our specialty packaging business, and renewed new business momentum in our STM journal services business. These achievements certainly indicate a positive trend. However, we still are not yet where we need to be in terms of financial or operating performance. We must move more aggressively to exploit our enhanced operating platform. The printing industry remains very competitive, and we must continue to contain costs and strive for further efficiency gains. Those are a given. But, we must do more. We must use our expertise and capabilities to stimulate change in our markets by providing customers more innovative and value-added products and services. We will move faster and more aggressively down this path, and we are optimistic about the prospect of sustaining the trends of revenue growth and improved profitability."

Thomas added, "We also achieved record cash flow for the year of $31.2 million, or $3.47 per share. We used these internally generated funds to reduce debt by $30.0 million from a year ago, which has lowered our financial leverage and reduced our exposure to future fluctuations in short-term interest rates. We expect to generate substantial cash flow again in fiscal 2001, and plan to use those funds to further strengthen our balance sheet and to increase the Company's ability to support the growth of our existing operations and fund other strategic expansion opportunities."

Fiscal Fourth Quarter Operating Results - Detailed Review
---------------------------------------------------------
Consolidated net sales for the fourth quarter, adjusted for divested and closed operations, were essentially flat. Professional Communications sector net sales rose 3% in the period due primarily to continued growth in the Company's STM journal services product line. Specialty packaging net sales declined 17% in the fourth quarter due to apparent softness in the packaging industry and delays in the timing of promotions and direct marketing campaigns by several customers.

Operating income before restructuring and one-time charges totaled $11.6 million in the fourth quarter compared to $10.4 million last year. Operating margins improved to 9.8% of net sales compared to 7.7% last year as margin improvement from STM journal services, the positive impact of the divested operations, and lower corporate expenses offset soft results from the Company's specialty packaging and graphic solutions product lines.

Interest expense (including securitization costs) declined $0.2 million in the fourth quarter as the positive impact of significantly lower debt levels and the implementation of a receivables securitization program in fiscal 2000 offset increases in short-term interest rates.

Income before restructuring and one-time charges rose 19% in the fourth quarter to $3.3 million, or $.37 per share, compared to $2.8 million, or $.30 per share, in the fourth quarter of fiscal 1999. Net income in the fourth quarter was $2.0 million, or $.23 per share, compared to $0.5 million, or $.06 per share, in fiscal 1999. The Company recorded a one-time charge in the fourth quarter of $2.4 million before taxes, or $.14 per share after tax, related to certain costs associated with the retirement of its former chairman, president and chief executive officer.

Cash flow in the fourth quarter totaled $8.0 million and the Company's total debt declined $3.0 million to $246.0 million from $249.0 million at March 31, 2000.

Fiscal Full Year Operating Results - Detailed Review
----------------------------------------------------
Net sales, adjusted for acquisitions and divested operations, rose 5%. Net sales from the Professional Communications sector rose 49% for the year due to the inclusion of a full year's results from the acquired Mack businesses and modest growth in the Company's base STM journal business. Specialty packaging net sales rose 21% in fiscal 2000.

Operating income before restructuring and one-time items rose 49% in fiscal 2000 to $42.2 million, from $28.3 million last year, due primarily to the full-year inclusion of Mack and the elimination of losses from the divested and closed operations. Operating margins improved to 8.5% of sales in fiscal 2000 from 6.4% of sales last year. Income before restructuring and one-time items was $10.7 million in fiscal 2000, or $1.19 per share, compared to $10.1 million, or $1.22 per share, in fiscal 1999. Weighted-average common shares outstanding were 8,990,000 in fiscal 2000 compared to 8,336,000 in 1999.

Cadmus Communications Corporation provides end-to-end, integrated graphic communications services to professional publishers, not-for-profit societies and corporations. Cadmus is the largest provider of production services to scientific, technical and medical journal publishers in the world, the fourth largest publications printer in

North America, and a leading national provider of specialty packaging products and services. Additional information about Cadmus is available at www.cadmus.com.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Information in this release relating to Cadmus' future prospects and performance are "forward-looking statements" and, as such, are subject to risks and uncertainties that could cause actual results to differ materially. Potential risks and uncertainties include but are not limited to: (1) the effective execution of the restructuring plan and the successful integration of recent acquisitions, (2) continuing competitive pricing in the markets in which the Company competes, (3) the gain or loss of significant customers or the decrease in demand from existing customers, (4) the ability of the Company to continue to obtain improved efficiencies and lower overall production costs, (5) changes in the Company's product sales mix, (6) the performance of new management and leadership teams in the Company and its divisions, (7) the impact of industry consolidation among key customers, (8) the ability of the Company to operate profitably and effectively with higher levels of indebtedness, and (9) the ability to retain key employees and managers in light of lower-than-planned incentives and benefits. The information included in this release is representative only on the date hereof, and the Company undertakes no obligation to update any forward-looking statements made.

               CADMUS COMMUNICATIONS CORPORATION AND SUBSIDIARIES
                  CONDENSED CONSOLIDATED STATEMENTS OF INCOME
                     (In thousands, except per share data)
                                  (Unaudited)

                                                          Three Months Ended                             Twelve Months Ended
                                                               June 30,                                       June 30,
                                                  --------------------------------            -------------------------------------
                                                          2000                1999                     2000                    1999
                                                  ------------        ------------            -------------           -------------

Net sales                                         $    118,452        $    134,449            $     496,311           $     443,045
                                                  ------------        ------------            -------------           -------------

Operating expenses:
 Cost of sales                                          92,949             106,704                  388,103                 352,970
 Selling and administrative                             13,881              17,331                   66,034                  61,733
 Net gain on divestitures                                   --                  --                       --                  (9,521)
 Restructuring and other charges                         2,400                  --                   36,544                      --
                                                  ------------        ------------            -------------           -------------
                                                       109,230             124,035                  490,681                 405,182
                                                  ------------        ------------            -------------           -------------

Operating income                                         9,222              10,414                    5,630                  37,863
                                                  ------------        ------------            -------------           -------------

Interest and other expenses:
 Interest                                                5,344               6,119                   23,002                  12,204
 Securitization cost                                       613                  --                    1,489                      --
 Interest rate swap settlement charges                      --               2,101                       --                   2,101
 Other, net                                                 37                (432)                    (660)                   (498)
                                                  ------------        ------------            -------------           -------------
                                                         5,994               7,788                   23,831                  13,807
                                                  ------------        ------------            -------------           -------------
Income (loss) before income taxes and
 extraordinary item                                      3,228               2,626                 (18,201)                  24,056


Income tax expense (benefit)                             1,185               1,163                   (2,191)                  9,414
                                                  ------------        ------------            -------------           -------------

Income (loss) before extraordinary item                  2,043               1,463                  (16,010)                 14,642

Extraordinary loss on early extinguishment of
 debt (net of income tax benefit of $574)               --                     929                     --                       929
                                                  ------------        -------------           -------------           -------------

Net income (loss)                                 $      2,043        $        534            $     (16,010)          $      13,713
                                                  ============        ============            =============           =============

Earnings per share, assuming dilution:
 Income (loss) before extraordinary item          $        .23                 .16            $       (1.78)          $        1.76
 Extraordinary loss on early extinguishment of
  debt                                                  --                    (.10)                    --                      (.11)
                                                  ------------        -------------            ------------           -------------
 Net income (loss) per share                      $        .23                 .06            $       (1.78)          $        1.65
                                                  ============        ============            =============           =============
 Weighted-average common shares
   outstanding                                           8,946               9,124                    8,990                   8,336
                                                  ============        ============            =============           =============

Cash dividends per common share                   $        .05                 .05            $         .20           $         .20
                                                  ============        ============            =============           =============

                              SELECTED HIGHLIGHTS
             (In thousands, except per share data and percentages)
                                  (Unaudited)

                                                               Three Months Ended                     Twelve months Ended
                                                                     June 30,                              June 30,
                                                      ---------------------------------       ----------------------------------
                                                          2000                 1999               2000                  1999
                                                      ------------          -----------       ------------         -------------
Operating data, before restructuring and one-time
 charges:
Value added revenue                                     $82,913              $89,836           $342,002              $281,872
Operating income                                         11,622               10,414             42,174                28,342
Income                                                    3,294                2,762             10,732                10,133
EBITDA*                                                  18,094               17,514             68,881                49,835
Depreciation & amortization expense                       6,509                6,668             26,047                20,995
Percent to net sales:
     Gross profit                                          21.5%                20.6%              21.8%                 20.3%
     Selling, general and administrative
     expenses                                              11.7%                12.9%              13.3%                 13.9%

     Operating income                                       9.8%                 7.7%               8.5%                  6.4%
     EBITDA*                                               15.3%                13.0%              13.9%                 11.2%
Earnings per share, assuming dilution                   $   .37              $   .30           $   1.19              $   1.22

* Earnings before interest, taxes, depreciation, amortization and securitization costs

                      CONDENSED CONSOLIDATED BALANCE SHEET
                                 (In thousands)


                                                                     June 30, 2000     June 30,1999
                                                                    --------------     -----------
                                                                      (unaudited)
Assets:
 Cash and cash equivalents                                           $   6,411         $     5,068
 Accounts receivable, net                                               31,992              92,532
 Inventories                                                            25,297              30,586
 Other current assets                                                   12,808              12,072
 Property plant and equipment, net                                     150,979             173,085
 Other assets, net                                                     195,697             210,503
                                                                     ---------         -----------
Total assets                                                         $ 423,184         $   523,846
                                                                     =========         ===========

Liabilities and shareholders' equity:
 Current liabilities, excluding current debt                            60,666              73,292
 Total debt                                                            201,705             275,879
 Other long-term liabilities                                            42,871              38,142
     Shareholders' equity                                              117,942             136,533
                                                                     ---------         -----------
Total liabilities and shareholders' equity                           $ 423,184         $   523,846
                                                                     =========         ===========